SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2004

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 8. Other Events

In order to continue enhancement of the capabilities of the TV+ product, mPhase has entered into a new Development Agreement, effective September 20, 2004, with a total cost of approximately $1.2 million with the Bell labs division of Lucent Technologies Inc. to develop a video soft switch as a system solution for telecommunications service providers seeking to deliver broadcast television over DSL. Release 3.0 of the TV+ product to be developed under the new contract is expected to be available during the third quarter of fiscal year 2005. It will enable telephone service providers to deliver broadcast television solutions with enhanced reliability, scalability and a large array of robust features over DSL. Version 3.0 will utilize IP (internet protocol) for delivery of television instead of ATM (asynchronous transfer mode) utilized by Versions 1.0 and 2.0 of the TV+ solution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: September 22, 2004